Exhibit 1.1

11,775,000 Shares

WARREN RESOURCES, INC.

Common Stock

UNDERWRITING AGREEMENT

October 23, 2009

BMO CAPITAL MARKETS CORP.

RBC CAPITAL MARKETS CORPORATION

As Representatives of the Several Underwriters

c/o BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

Warren Resources, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 11,775,000 shares (the “Securities”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), to the several underwriters named in Schedule I (collectively, the “Underwriters”), for whom BMO Capital Markets Corp. and RBC Capital Markets Corporation are acting as representatives (the “Representatives”).

The public offering price per share at which the Securities are initially offered and the purchase price per share for the Securities to be paid by Underwriters shall be agreed upon by the Company and the Representatives, acting on behalf of the several Underwriters.  The offering of the Securities shall be governed by this Agreement.

The Company confirms as follows its agreement with the Representatives and the several other Underwriters:

1.                                       Agreement to Sell and Purchase.  On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the several Underwriters and each of the several Underwriters, severally and not jointly, agrees to purchase from the Company, at the purchase price per share to be agreed upon by the Company and the Representatives, the number of Securities set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Securities which such Underwriter may become obligated to purchase pursuant to Section 8 hereof.

2.                                       Delivery and Payment.

(a)                                  Closing.  Delivery of the Securities shall be made to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters against payment of the purchase price by wire transfer of immediately available funds to the order of the Company at the offices of Patton Boggs LLP, 1801 California Street, Denver, Colorado (or such other place as may be agreed upon among the Representatives and the Company).  Such payment shall be made at 10:00 a.m., New York time, on the third business day (the fourth business day, should the offering be priced after 4:00 p.m., New York time) after the date on which the first bona fide offering of the Securities to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the “Closing Date”).

(b)                                 Electronic Transfer.  Electronic transfer of Securities shall be made at the time of purchase in such names and in such denominations as the Representatives shall specify.

(c)                                  Tax Stamps.  The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Securities by the Company to the respective Underwriters shall be borne by the Company.  The Company shall pay and hold each Underwriter and any subsequent holder of the Securities harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Securities.

3.                                       Representations and Warranties of the Company.  The Company represents and warrants to, and covenants with, each Underwriter as follows:

(a)                                  Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 and a registration statement on Form S-3 (Registration No. 333-158125) relating to the Securities, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (collectively referred to as the “Rules and Regulations”) by the Securities and Exchange Commission (the “Commission”), and has been filed with the Commission.  Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectuses, heretofore filed by the Company with the Commission have been delivered to the Representatives.  The term “preliminary prospectus” as used herein means a preliminary prospectus as contemplated by Rule 430, Rule 430A or Rule 430B, of the Rules and Regulations included at any time as part of, or deemed to be part of or included in, the registration statement.  The term “Registration Statement” means the registration statement as amended at the time it becomes or became effective, including financial statements and all exhibits and any information deemed to be included therein by Rule 430A, Rule 430B or Rule 430C of the Rules and Regulations, as applicable.  If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time.  The term “Prospectus” means the final prospectus in connection with this offering as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the effective date.  Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (collectively referred to as the “Rules and Regulations of the Exchange Act”), or in respect of the Registration Statement, other information deemed by the Rules and Regulations to be a part of or included therein, on or before the initial effective date or the date of such preliminary prospectus or the Prospectus, as the case may be.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act which is incorporated by reference therein, or in respect of the Registration Statement, such other information deemed by the Rules and Regulations to be a part of or included therein, after the initial effective date, or the date of the preliminary prospectus or the Prospectus, as the case may be.

(b)                                 Effectiveness of Registration.  The Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Act or have become effective pursuant to Rule 462 under the Rules and Regulations.  The Company has responded to all requests, if any, of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462 Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

(c)                                  Accuracy of Registration Statement.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made.  Each preliminary prospectus (including the preliminary prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering is identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T.  The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.  For all purposes of this Agreement, the amounts of the share allocation, selling concession, stabilization and reallowance set forth in the Prospectus under the heading “Underwriting” constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus.

(d)                                 Documents Incorporated by Reference.  The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)                                  Company Not Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations), and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(f)                                    Disclosure at the Time of Sale.  As of the Applicable Time, neither (i) (A) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, (B) the preliminary prospectus(es) related to this offering and (C) the information contained on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 3(c) hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:30 a.m., New York time, on October 23, 2009, or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

(g)                                 Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any information in a preliminary prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 3(c) hereof.  If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission.

(h)                                 Distribution of Offering Material by the Company.  The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the preliminary prospectus, the Permitted Free Writing Prospectuses reviewed and consented to by the Representatives and included in Schedule III hereto, the Prospectus and the Investor Presentation attached to the Current Report on Form 8-K filed by the Company on October 14, 2009.

(i)                                     Due Incorporation; Subsidiaries.

(i)                                     The Company is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.  The Company has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus.  The Company is, and at the Closing Date will be, duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary.

(ii)                                  The only significant subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Schedule IV hereto (the “Subsidiaries”). The Subsidiaries are, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization.  The Subsidiaries have, and at the Closing Date will have, full power and authority to conduct all the activities conducted by them, to own or lease all the assets owned or leased by them and to conduct their business as described in the Registration Statement and the Prospectus.  The Subsidiaries are, and at the Closing Date will be, duly licensed or qualified to do business in and in good standing as foreign entities in all jurisdictions in which the nature of the activities conducted by them or the character of the assets owned or leased by them makes such licensing or qualification necessary.  All of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, and are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and claims whatsoever.  Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.  Complete and correct copies of the articles of incorporation, the by-laws and all other applicable governing documents of the Company and the Subsidiaries and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

(j)                                     Authorization of Shares.  Except for options to purchase shares of Common Stock granted prior to June 30, 2009 but that have vested since June 30, 2009 and are not described under the caption “Capitalization” in the Registration Statement and Prospectus, the authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption “Capitalization.”  The outstanding shares of Common Stock and any other outstanding capital stock of the Company have been, and the Securities to be issued and sold by the Company upon such issuance in accordance with this Agreement will be, duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive, first refusal, or similar right.  The description of the Common Stock included or incorporated by reference in the Registration Statement and the Prospectus is now, and at the Closing Date will be, complete and accurate in all material respects.  Except for options to purchase shares of Common Stock prior to June 30, 2009 that have vested since June 30, 2009, and except as set forth or incorporated by reference in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Company or of any Subsidiaries or any such warrants, convertible securities or obligations.  Upon the issuance and delivery pursuant to the terms of this Agreement, the Underwriters will acquire good and marketable title to the Securities, free and clear of any liens, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

(k)           Financial Statements.  (i) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company and the Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus.  No other financial statements, schedules or “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) of the Company are required by the Act, the Rules and Regulations, the Exchange Act or the Rules and Regulations of the Exchange Act to be included in the Registration Statement or the Prospectus.

(ii)           Grant Thornton LLP (the “Accountants”) who have reported on such financial statements and schedules for the year ended December 31, 2008, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and by Rule 3600T of the Public Accounting Oversight Board.  Except as described in the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, Grant Thornton LLP has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.  The statements included in the Registration Statement with respect to the Accountants pursuant to Item 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

(l)            Accounting System.  The Company and its Subsidiaries (i) make and keep accurate books and records in all material respects and (ii) maintain internal accounting controls that provide reasonable assurance that:  (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(m)          No Material Adverse Changes.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date except as set forth or incorporated by reference in the Prospectus, (i) there has not been and will not have been a material adverse change in the business, properties, business prospects currently contemplated, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, arising for any reason whatsoever (a “Material Adverse Change”) or a Material Adverse Change in the capitalization of the Company, (ii) the Company has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it entered into, nor will it enter into, any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(n)           Investment Company.  The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(o)           Litigation.  Except as set forth or incorporated by reference in the Prospectus, there are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened against or affecting, the Company or any of the Subsidiaries or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body including the Financial Industry Regulatory Authority (“FINRA”) and the NASDAQ Stock Market, Inc. (“NASDAQ”), administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to cause a Material Adverse Change.  Neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit (collectively, the “Licenses and Permits”) for which the revocation or modification of any such License or Permit would reasonably be expected to have a Material Adverse Change.  There are no pending investigations known to the Company involving the Company or any of the Subsidiaries by any governmental agency having jurisdiction over the Company or any of the Subsidiaries or their respective businesses or operations.

(p)           Necessary Licenses, Compliance with Laws and Regulations and Performance of Obligations and Contracts.  Except as set forth or incorporated by reference in the Prospectus, each of the Company and the Subsidiaries has, and at the Closing Date will have, (i) all governmental and other regulatory Licenses and Permits necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed in all material respects all obligations required to be performed by it, and is not, and at the Closing Date will not be, in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected.  To the best knowledge of the Company, no other party under any Contract to which it or the Subsidiaries is a party is in default in any respect thereunder or has given written, or to the knowledge of the officers and directors of the Company oral, notice to the Company, the Subsidiaries or any of their respective officers or directors of such other party’s intention to terminate, cancel or refuse to renew any Contract.  Each of the Company and the Subsidiaries is not now, and at the Closing Date will not be, in violation of any provision of its articles of incorporation, by-laws or other applicable governing documents.  The disclosures included or incorporated by reference in the Prospectus and the Registration Statement concerning the effects of Federal, state, local and foreign laws, rules and regulations on the business of the Company and the Subsidiaries, taken as a whole, as currently conducted and as proposed to be conducted are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, in light of the circumstances under which they were made.

(q)           No Consent of Governmental Body Needed.  No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the

Securities by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except as have been obtained under the Act or have been or will be obtained for listing of the Securities by the NASDAQ and such as may be required under state securities or Blue Sky laws or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriters of the Securities to be sold by the Company.

(r)            Agreement Duly Authorized and No Breach of Obligations or Charter.  The Company has full corporate power and authority to enter into this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles.  The execution and delivery by the Company of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated hereby, and the application of the net proceeds from the offering and sale of the Securities to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds” do not and will not (i) violate the articles of incorporation or by-laws of the Company or applicable governing documents of any of the Subsidiaries or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of the Subsidiaries.

(s)           Title to Property.  The Company and its Subsidiaries have defensible title to all of their interests in oil and gas properties (other than interests earned under farm-out, participation or similar agreements in which an assignment or transfer is pending) and all other real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (i) as described in the Prospectus or incorporated by reference therein, (ii) liens and encumbrances under the Amended and Restated Credit Agreement dated as of November 19, 2007 among the Company, as Borrower, certain Subsidiaries of Borrower, as Guarantors, Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., as Administrative Agent, as a Lender and as Sole Bookrunner and Sole Lead Arranger, and the additional Lenders party thereto, (iii) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration participation, production and transportation agreements, in each case that secure payment of amounts not yet due and payable for the performance of other inchoate obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, or (iv) do not, singly or in the aggregate, materially affect the value of the affected property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries, as the case may be. All of the leases and subleases of real property that are material to the business of the Company or any of its Subsidiaries and under which the Company or any of its Subsidiaries holds properties described in the Prospectus are in full force and effect, and neither the Company nor any of its Subsidiaries has received notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of such leases or subleases, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(t)            Documents Described in Registration Statement.  There is no document or Contract of a character required to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.  All such documents and Contracts described or incorporated by reference in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement were duly authorized, executed and delivered by the Company or Subsidiaries, if applicable, constitute valid and binding agreements of the Company or such Subsidiaries, if applicable, and are enforceable against the Company or such Subsidiaries in accordance with the terms thereof.

(u)           No Untrue Statement; Statistical and Market Data.  No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to Representatives was or will be, when made, inaccurate, untrue or incorrect.  All statistical or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(v)           No Price Stabilization or Manipulation.  Neither the Company nor any of its directors, officers or, to the knowledge of the Company, controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Securities.

(w)          No Registration Rights.  No holder of securities of the Company has rights to register any securities of the Company because of the filing of the Registration Statement, the Prospectus or the offering of the Securities, except for rights that have been duly waived by such holder, have expired or have been fulfilled by registration prior to the date of this Agreement.

(x)            Stock Exchange Listing.  Prior to the Closing Date, the Securities will be  duly authorized for listing or quotation on the NASDAQ Global Market, subject only to notice of issuance.

(y)           Labor Matters.  The Company is not involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

(z)            No Unlawful Contributions or Payments.  Neither the Company nor any of the Subsidiaries nor, to the best of the Company’s knowledge, any of its/their respective officers, directors, employees or agents, have made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(aa)         Taxes.  The Company and each of the Subsidiaries has filed all federal, state and foreign income and franchise tax returns and has paid all taxes required to be filed or paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(k) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(bb)         Insurance.  The Company and each of the Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as it believes is adequate for the conduct of its business and the value of its properties and is customary for companies engaged in similar industries.

(cc)         Defined Benefit Plans.  Neither the Company nor any of the Subsidiaries has maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Company or any of the Subsidiaries to any material tax penalty on prohibited transactions and that has not adequately been corrected.  Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty.  With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period.  Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(dd)         Intellectual Property.  Except as set forth or incorporated by reference in the Prospectus, each of the Company and the Subsidiaries owns, is licensed or otherwise has adequate rights to use Company technology (including but not limited to patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, trademarks, trade secrets, know how, copyrights and other works of authorship, computer programs and technical data and information (collectively, the “Intellectual Property”) that are or could reasonably be expected to be material to its business as currently conducted or proposed to be conducted or to the development, manufacture, operation and sale of any products and services sold or proposed to be sold by any of the Company or any of the Subsidiaries.  Neither the Company nor any of the Subsidiaries has received any threat of or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property.  Except as set forth or incorporated by reference in the Prospectus, neither the Company nor any of the Subsidiaries are obligated or under any liability whatsoever to make any material payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.

(ee)         Trademarks.  The Company and each of the Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names that are used in or reasonably necessary for the conduct of their respective businesses as described in the Prospectus.  Neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any such trademarks or trade names, or challenging or questioning the validity or effectiveness of any such trademark or trade name.  The use, in connection with the business and operations of the Company and each of the Subsidiaries of such trademarks and trade names does not, to the Company’s knowledge, infringe on the rights of any person.  Except as set forth in the Prospectus, the Company and its Subsidiaries are not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, service mark or trade name with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.

(ff)           Protection of Intellectual Property.  Each of the Company and the Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of all their Intellectual Property in all material aspects.

(gg)         Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus in accordance with Item 404 of Regulation S-K that have not been described or incorporated therein by reference.  No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the Prospectus in accordance with Item 404 of Regulation S-K and that is not so described or incorporated therein by reference. The Company has provided you true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since January 1, 2006, the Company has not, directly or indirectly, including through any Subsidiary:  (i) extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on January 1, 2006.

(hh)         Environmental Matters.  The Company (i) is in compliance in all material respects with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) has received all Licenses and Permits under applicable Environmental Laws necessary to conduct its businesses and (iii) is in compliance in all material respects with all terms and conditions of any such License or Permit.

(ii)           Controls and Procedures.

(i)            Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act), that (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission; and (C) are effective in all material respects to perform the functions for which they were established.

(ii)           Internal Control Over Financial Reporting and Internal Accounting Controls.  The Company maintains (i) effective internal control over financial reporting as defined in  Rules 13a-15 and 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(iii)          No Material Weakness in Internal Controls.  Except as disclosed in the General Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(iv)          The Company is not aware of (A) any significant deficiency in the design or operation of its internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls, except as disclosed in the General Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year; or (B) any fraud, whether or not material, that involves management or other employees of the Company or any Subsidiary who have a significant role in the Company’s internal controls.

(jj)           Off-Balance Sheet Transactions.  Except as described in the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that would be reasonably likely to cause a Material Adverse Change.

(kk)         Audit Committee.  The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 5605(c)(2) of the Rules of NASDAQ and Section 10A-3 of the Exchange Act and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 5605(c)(1) of the Rules of NASDAQ and Section 10A-3 of the Exchange Act.  The audit committee has reviewed the adequacy of its charter within the past twelve months.  Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of (i) any significant deficiencies in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls, except as disclosed in the General Disclosure package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(ll)           Sarbanes-Oxley.  The Company is, and after giving effect to the offering and sale of the Securities will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(mm)       FINRA Review.  To enable the underwriters to rely on Rule 5110(b)(7)(C)(i) of FINRA, the Company represents that the Company (i) has a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) has been subject to the Exchange Act reporting requirements for a period of at least 36 months.

4.             Agreements of the Company.  The Company agrees with each Underwriter as follows:

(a)           Amendments and Supplements to Registration Statement.  The Company shall not, either prior to any effective date or thereafter during such period as the Prospectus is required by law to be delivered (the “Prospectus Delivery Period”) in connection with sales of the Securities by an Underwriter or dealer, amend or supplement to the Registration Statement, the General Disclosure Package or the Prospectus, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representatives shall not have objected thereto in good faith.

(b)           Amendments and Supplements to the Registration Statement, the General Disclosure Package, and the Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the General Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the General Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and (g) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the General Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the General Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(c)           Notifications to the Representatives.  The Company shall use its best efforts to cause the Registration Statement to continue to be effective, and shall notify the Representatives promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(f) hereof that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the

Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus.  If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible moment.  The Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 430A, 430B, 430C or 462(b) of the Rules and Regulations and to notify the Representatives promptly of all such filings.

(d)           Executed Registration Statements.  The Company shall furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and shall furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

(e)           Undertakings.  The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

(f)            Prospectus.  Promptly after the date of this Agreement, and thereafter from time to time, the Company shall deliver to each of the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request.  The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriters and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith.  If during such period of time any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request.  Except for the Quarterly Report on Form 10-Q for the period ended September 30, 2009, and the Current Report on Form 8-K disclosing this Agreement and announcing the offering, the Company shall not file any document under the Exchange Act before the termination of the offering of the Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

(g)           Permitted Free Writing Prospectuses.  The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Representatives, will not make, any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, required to be retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the

Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III hereto.  Any such free writing prospectus consented to by the Representatives is herein referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)           Compliance with Blue Sky Laws.  Prior to any public offering of the Securities by the Underwriters, the Company shall cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request, including, without limitation, jurisdictions outside the United States; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(i)            Delivery of Financial Statements.  During the period of five years commencing on the Closing Date, the Company shall furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

(j)            Availability of Earnings Statements.  The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the date hereof, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(k)           Reimbursement of Certain Expenses.  Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Securities, (iii) the printing of this Agreement, the Agreement Among Underwriters, any Dealer Agreements and any Underwriters’ Questionnaire, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (v) the listing or quotation of the Securities on the NASDAQ Global Market, (vi) any filings required to be made by the Representatives with FINRA, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (vii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(h) hereof, including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and, if requested by the Representatives, the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) counsel to the Company, (ix) DTC and the transfer agent for the Securities, (x) the Accountants, (xi) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company (but not officers, employees, agents or other representatives of the Representatives), (xii) all fees, costs and expenses for consultants used by the Company in connection with the offering, and (xiii) reasonable fees and out-of-pocket expenses incurred by the Underwriters, including fees, disbursements and other charges of counsel to the Underwriters (in addition to (vi) and (vii) above); provided, however, that such fees and out-of-pocket expenses incurred by the Underwriters under this subsection (xiii), including fees of counsel to the Underwriters and costs and fees described under (vi) and (vii) above, shall not exceed $75,000 without the prior written consent of the Company.

(l)            Reimbursement of Expenses upon Termination of Agreement.  If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations or to fulfill any conditions hereunder or if the Underwriters shall terminate this Agreement pursuant to Section 7 or the Agreement is terminated pursuant to the second sentence of Section 8, the Company shall reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith; provided, however, that such reimbursement shall not exceed $75,000 and the Company shall not be obligated to reimburse the expenses of any defaulting Underwriter under Section 8.

(m)          No Stabilization or Manipulation.  The Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Securities.

(n)           Use of Proceeds.  The Company shall apply the net proceeds from the offering and sale of the Securities to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds”.

(o)           Lock-Up Agreements of Company, Management and Affiliates.  The Company shall not, and shall cause each of its executive officers and directors to enter into agreements with the Representatives in the form set forth in Exhibit A to the effect that they shall not, for a period of 90 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), (1) offer to sell, sell, pledge, contract to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, or require the Company to file with the Commission a registration statement under the Act to register, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock of which they are now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) (other than (A) the issuance of units in drilling partnerships sponsored by the Company or Common Stock issued to acquire interests in outstanding drilling partnerships sponsored by the Company or (B) pursuant to employee stock option plans or Rule10b5-1 plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of the Prospectus) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; except that if (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs, provided, however, this provision will not apply if, within three days of the termination of the Lock-Up Period, the Company delivers to the Representatives a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively trading securities,” as defined in Regulation M under the Exchange Act.

5.             Conditions of the Obligations of the Underwriters.  The obligations of each Underwriter hereunder are subject to the following conditions:

(a)           Post Effective Amendments and Prospectus Filings.  Notification that the Registration Statement has become effective shall be received by the Representatives not later than 6:00 p.m., New York time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings made pursuant to Rule 424 of the Rules and Regulations and Rules 430A, 430B or 430C, as applicable, shall have been made or will be made prior to the Closing Date in accordance with all such applicable rules.

(b)           No Stop Orders, Requests for Information and No Amendments.  (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the best knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

(c)           No Material Adverse Changes.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth or incorporated by reference in the Prospectus (i) there shall not have been a Material Adverse Change, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company has not issued any securities (other than the Securities) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company or any of the Subsidiaries shall have been pledged, mortgaged or otherwise encumbered.

(d)           No Actions, Suits or Proceedings.  Since the respective dates as of which information is given or incorporated by reference in the Registration Statement and the Prospectus, there shall have been no actions, suits or proceedings instituted, or to the Company’s knowledge, threatened against or affecting, the Company or the Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

(e)           All Representations True and Correct and All Conditions Fulfilled.  Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date as if made at such date, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(f)            Opinion of Counsel to the Company.  The Representatives shall have received the opinion and letter, each dated the Closing Date reasonably satisfactory in form and substance to counsel for the Underwriters, from Patton Boggs LLP, counsel to the Company, to the effect set forth in Exhibit B.

(g)           Opinion of Counsel to the Underwriters.  The Representatives shall have received the opinion and letter, each dated the Closing Date from Goodwin Procter LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion and letter shall be satisfactory in all respects to the Representatives.

(h)           Accountants’ Comfort Letter.  On the date of the Prospectus, the Representatives shall have received from the Accountants a letter dated the date of its delivery, addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.  At the Closing Date the Representatives shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(i)            Officers’ Certificates.  At the Closing Date there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

(i)            each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus);

(ii)           there has not been a Material Adverse Change;

(iii)          each of the representations and warranties of the Company contained in this Agreement are, at the time such certificate is delivered, true and correct in all material respects; and

(iv)          each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(j)            Lock-Up Agreements.  On or prior to the Closing Date, the Representatives shall have received the executed “lock-up” agreements referred to in Section 4(o).

(k)           Compliance with Blue Sky Laws.  The Securities shall be qualified for sale in such states and jurisdictions as the Representatives may reasonably request, including, without limitation, jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

(l)            Stock Exchange Listing.  The Securities shall have been duly authorized for listing or quotation on the NASDAQ Global Market, subject only to notice of issuance.

(m)          Chief Financial Officer’s Certificate.  At the Closing Date there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives and as set forth on Exhibit C attached hereto.

(n)           Secretary’s Certificate.  At the Closing Date there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by the Secretary of the Company, in form and substance satisfactory to the Representatives, certifying the articles of incorporation, bylaws and resolutions of the board of directors or a committee thereof authorizing the issuance of the Securities, this Agreement and pricing of the Securities.

(o)           Company Certificates.  The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

6.                                       Indemnification.

(a)           Indemnification of the Underwriters.  The Company shall indemnify and hold harmless each Underwriter, the directors, officers, employees, counsel and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus as specifically described in Section 3(c) above.  If multiple claims are brought against any Underwriter, the directors, officers, employees, counsel and agents of such Underwriter and any person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in an arbitration proceeding, and indemnification is permitted under applicable law and is provided for under this Agreement with respect to at least one such claim, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.  This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)           Indemnification of the Company.  Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its agents, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to each Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus as specifically described in Section 3(c) above.  This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(c)           Indemnification Procedures.  Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred.  An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d)           Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligation to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint.  For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)           Survival.  The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Securities and payment therefor or (iii) any termination of this Agreement.

7.                                       Termination.  The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date by notice to the Company from the Representatives without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Securities, in the sole judgment of the Representatives, any of the following shall occur:

(a)           trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission or by an exchange or otherwise;

(b)           trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;

(c)           a general banking moratorium shall have been declared by any of Federal or New York authorities;

(d)           the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus;

(e)           if the Company or any of its Subsidiaries shall have sustained a loss material or substantial to the Company or any of its Subsidiaries by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus; or

(f)            if there shall have been a Material Adverse Change.

8.                                       Substitution of Underwriters.  If any one or more of the Underwriters shall fail or refuse to purchase any of the Securities which it or they have agreed to purchase hereunder, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Securities, the other Underwriters shall be obligated, severally, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Securities which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Securities which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Securities which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of the number of Securities agreed to be purchased by such Underwriter without the prior written consent of such Underwriter.  If any Underwriter or Underwriters shall fail or refuse to purchase any Securities and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Securities and arrangements satisfactory to the Company and the Representatives for the purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or the Company (except as provided in Section 4(l)) for the purchase or sale of any Securities under this Agreement.  In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration

Statement and in the Prospectus or in any other documents or arrangements may be effected.  Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.                                       Miscellaneous.

(a)           Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, 1114 Avenue of the Americas, New York, NY 10036, Attention:  Chief Executive Officer, with a copy to (which shall not constitute notice hereunder): Patton Boggs LLP, 1801 California Street, Denver, Colorado 80202, Attention:  Melissa L. Mong, Esq., or (b) if to the Underwriters c/o the Representatives, at the office of BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention:  Philip Marchal, with a copy to (which shall not constitute notice hereunder): Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018.  Attention: Michael D. Maline, Esq.  Any such notice shall be effective only upon receipt.  Any notice under Section 7 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

(b)           No Third Party Beneficiaries.  This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” as used in this Agreement shall not include a purchaser of Securities from the Underwriters in his, her or its capacity as such a purchaser, as such purchaser of Securities from any of the several Underwriters.

(c)           Survival of Representations and Warranties.  All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of their controlling persons and shall survive delivery of and payment for the Securities hereunder.

(d)           Disclaimer of Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each of the Underwriters is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its securityholders, creditors, employees or any other party, (iii) none of the Underwriters has assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities contemplated by this Agreement or the process leading thereto (irrespective of whether any Underwriter or its affiliates has advised or is currently advising the Company on other matters) and the Underwriters have no obligation to the Company with respect to the offering of the Securities contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) each of the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e)           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.  Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.  This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f)            Survival of Provisions Upon Invalidity of Any Single Provision.   In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)           Waiver of Jury Trial.  The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(h)           Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(i)            Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives and the Company.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

WARREN RESOURCES, INC.

			By:	/s/ Norman F. Swanton
				Name:	Norman F. Swanton
				Title:	Chief Executive Officer

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.
RBC CAPITAL MARKETS CORPORATION
Each acting on behalf of itself and as a Representative of the several Underwriters named in Schedule I hereof

BMO Capital Markets Corp.

By:	/s/ Philip Marchal
	Name:	Philip Marchal
	Title:	Managing Director

RBC Capital Markets Corporation

By:	/s/ Lance Tupper
	Name:	Lance Tupper
	Title:	Managing Director